Exhibit 3.18

BY-LAWS OF

FOREIGN AUTOPART, INC.

* * * *

ARTICLE I

GENERAL

SECTION 1. Name - The name of this Corporation shall be Foreign Autopart, Inc.

SECTION 2. Office - The principal office of this Corporation for the time being shall be located at 1205 U.S. Route 1, Sharon, Massachusetts, and the Corporation may have offices and transact business at such other places as the Directors may from time to time appoint.

SECTION 3. Seal - The seal of the Corporation shall be in such form and contain such words as the Directors may determine.

ARTICLE II

CAPITAL STOCK

SECTION 1. Stock Certificates - Each Stockholder shall by, entitled to a certificate or certificates in such form as the Board shall adopt, stating the number of shares and the class thereof held by him, and the designation of the series thereof, if any. Each certificate of stock shall be signed by the President or Vice President and by the Treasurer or an Assistant Treasurer; the signatures of such officers may be facsimiles if the certificate is signed by a transfer agent or registrar, other than a Director, officer or employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue. Every certificate issued for shares of stock subject to a restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, or issued while the Corporation is a party, or issued while the Corporation is authorized to issue more than one class of stock, shall either (i) have the full text of such restriction or the full text of the preferences, voting powers, qualifications and special and relative rights of the stock of each class and series authorized to be issued, as the case may be, set forth on the face or back of the certificate or, (ii) shall contain a statement of the existence of such restriction and/or relative rights and a statement that the Corporation will furnish a copy thereof to the holder of the certificate without charge upon written request.

SECTION 2. Transfers - The stock of the Corporation shall be transferable, so as to affect the rights of the Corporation, after satisfaction of the provisions of the Articles of Organization or other lawful provisions to which the Corporation is a party which imposes a restriction upon transfer, unless the same shall be waived by the Board of Directors, by transfer recorded on the books of the Corporation, in person or by duly authorized attorney or upon the surrender of the certificate or certificates properly endorsed or assigned. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every Stockholder to notify the Corporation of his post office address.

SECTION 3. Fractional Shares - Fractional shares of stock of any class may be issued. Fractional shares shall entitle the holder thereof to the voting and dividend rights and the right to participate in the distribution of assets upon liquidation, and shall have and be subject to the preferences, qualifications, restrictions, and special and relative rights of the class of stock or series in which issued. In lieu of fractional shares, the Corporation may issue scrip in registered or bearer form entitling the holder thereof to receive a certificate for a full share upon the surrender of scrip aggregating a full share, any scrip issued by the Corporation may be issued upon such terms and conditions and in such manner as the Directors shall fix.

SECTION 4. Equitable Interests - The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

SECTION 5. Lost Certificates - The Directors of the Corporation, from time to time may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost or destroyed. They may in their discretion require the owner of a lost or destroyed certificate, or his legal representative, to give a bond to the Corporation with or without surety; surety if required shall be such as the Directors deem sufficient to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a certificate in place of such lost or destroyed stock certificate.

ARTICLE III

STOCKHOLDERS

SECTION 1. Meetings - The annual meeting of the Stockholders of the Corporation shall be held at 1205 U.S. Route 1, Sharon, Massachusetts, or at such other place within the Commonwealth of Massachusetts or elsewhere within the United States of America as the Board of Directors shall fix, or in the absence of any such designation, at such place as may be designated by the Clerk in the notice of the meeting or the place to which any annual meeting shall be adjourned, on the first Monday in; January at 11:00 a.m. in each year to elect a Board of Directors, a Treasurer, and a Clerk, to hear the reports of the officers, and for such additional purposes as may be specified by the Directors or the President. If the day fixed for the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next subsequent business day not a legal holiday. No change may be made in the date fixed herein for the annual meeting within sixty (60) days of such date and notice of any such change shall be given the Stockholders entitled to notice of the meeting at least twenty (20) days before the new date fixed for such meeting. If the election of the Directors, Treasurer and Clerk shall not be held on the day herein designated for an annual meeting, or at an adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as conveniently may be. At such special meeting, the Stockholders may elect the Directors, Treasurer and Clerk and transact other business with the same force and effect as at an annual meeting duly called and held.

SECTION 2. Closing of Transfer Books - The Board of Directors may in its discretion fix a date not less than ten (10) days nor more than sixty (60) days prior to the date of any annual or special meeting of Stockholders, or prior to the payment of any dividend or the making of any other distribution, as the record date for determining Stockholders having the right to notice of and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution. In lieu of fixing such record date, the Board may, subject to the limitations herein provided, order the closing of the stock transfer records of the Corporation for such purposes. The holders of record of shares of the Corporation on such record date or on the date of closing the stock transfer records shall, if a dividend or distribution be declared, have the sole right to receive such dividend or distribution, or, if such shares have a voting right, the sole right to receive notice of, attend and vote at such meeting.

SECTION 3. Special Meeting - Special meetings of the Stockholders may be called by the President or by any two Directors, and shall be called by the Clerk, or in the event of his death, absence, incapacity or refusal, by any other officer, upon the written application of one or more Stockholders who hold at least one-tenth (1/10) in interest of the stock entitled to vote thereat. Notice shall be given in the manner set forth in SECTION 4 below and shall state the time, place and purpose of the meeting Special meetings shall be held at the office of the Corporation at 1205 US Route 1, Sharon, Massachusetts, or at such other place within the Commonwealth of Massachusetts or elsewhere within the United States of America, as the Directors may fix, or, if the meeting is called upon the application of stockholders, at such place as shall be stated in the application therefor, or the place to which such meeting may be adjourned; provided, however, that a special meeting may be held at any place approved in writing by every Stockholder entitled to notice of the meeting or at any place where every Stockholder entitled to such notice shall be present and represented at the date and time of the meeting.

SECTION 4. Notice of Meetings - Written notice of the place, the date and hour, and the purpose of every meeting of Stockholders shall be given by the Clerk or by any other officer designated by the Directors or these By-Laws at least seven (7) days before the meeting to each Stockholder entitled to vote thereat. If a special meeting is called upon written Stockholder application and the Clerk shall be unable or shall refuse to give notice thereof, notice may be given by any other officer of the Corporation. Such notice may be delivered in hand to each Stockholder entitled to notice at his residence or usual place of business or mailed to him, postage prepaid, addressed to his address as it appears in the records of the Corporation. No notice of any meeting need be given a Stockholder if a written waiver of notice executed before or after the meeting by the Stockholder, or his attorney thereunto authorized, is filed with the records of the meeting, and, if notice of a special meeting shall be waived by all Stockholders entitled to notice thereof, no call of such special meeting shall be required.

SECTION 5. Quorum - At all meetings of stockholders, a quorum for the transaction of business shall consist of the holders of record, present in person or by proxy, of a majority in interest of all of the issued and outstanding shares of the stock of the Corporation entitled to vote on any matter.

SECTION 6. Quorum for Adjournment - Any annual or special meeting of the stockholders may be adjourned by vote of a majority in interest of the stock entitled to vote thereat and represented at the meeting (even though said majority is less than majority of the outstanding stock entitled to vote) and reconvened, at the time and place to which it is adjourned, without further notice.

SECTION 7. Action Without Meeting - Any action required or permitted at any meeting of the Stockholders, including the election of Directors or officers, may be taken without a meeting if prior to such action a written consent thereto is signed by the holders of all of the issued and outstanding capital stock entitled to vote at such meeting and such written consent is filed with the minutes of the meetings of Stockholders.

SECTION 8. Voting - Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, every Stockholder entitled to vote at a meeting of Stockholders shall have one vote for each share of stock having the right to vote at such meeting held by him and registered in his name on the books of the Corporation at the time of the meeting or at the record date fixed by the Directors for the determination of Stockholders entitled to vote thereat, if such date be fixed. Stockholders may vote in person or by proxy in writing filed with the Clerk at the meeting. No proxy dated more than six (6) months before the meeting named therein shall be accepted, and no such proxy shall be valid after the adjournment of the meeting. Except as otherwise required by law, by the Articles of Organization, or by these By-Laws, any matter coming before any meeting of the Stockholders shall be adopted as the act and deed of the Stockholders if approved by a majority in interest present or represented at the meeting, a quorum being present; provided, however, that regarding all elections of Directors and officers, a plurality of the votes cast for any nominee or nominees shall elect. No ballot shall be required for the election of Director or officer, unless requested by the holder of one or more shares entitled to vote thereon or his representative.

ARTICLE IV

QUAALIFICATION AND ELECTION OF OFFICERS AND DIRECTORS

SECTION 1. Number of Officers and Directors – The Corporation shall have a President, a Treasurer, a Clerk, and such other offices as the Directors may in their discretion create. There shall be a Board of Directors which shall have not less than three (3) members, except that whenever there shall be only two (2) Stockholders, the number of Directors shall be not less than two (2), and whenever there shall be only one (1) Stockholder, the number of Directors shall be not less than one (1). The number of Directors may be changed from time to time at any duly held Stockholders’ meeting by a majority vote of the capital stock represented at such meeting.

SECTION 2. Election – All officers and Directors, except the President and such other officers as shall be elected to fill positions created by the Board of Directors, shall be elected annually by the Stockholders. The President shall be elected annually from and by the Board of Directors. All officers and Directors shall hold office for one year and until their successors are chosen and qualified, except as otherwise provided at the meetings respectively at which they are elected or appointed. Any officer or Director may resign by delivering his written resignation to the Corporation at its principal office, or to the President or Clerk, and such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 3. Same Person Holding Two or More Offices – So far as permitted by law, any two or more of the offices referred to in SECTION 1 of this Article may be filled by the same person, and any and all of the offices may be filled from the Board of Directors.

SECTION 4. Officers and Directors Need Not be Stockholders – Except as otherwise provided by statute, any person shall be eligible for election to be an officer or Director of the Corporation without the necessity of being a Stockholder.

SECTION 5. Vacancies – In case a vacancy in the Board of Directors or in any other office shall occur due to any cause, the remaining Directors may elect a person to fill such vacancy who shall hold office until the next regular meeting of the Stockholders of Directors at which the office would ordinarily be filled, and until a successor is chosen and qualified.

SECTION 6. Removal of Officers – Any officer or Director of the Corporation may be removed with or without cause at any duly held Stockholders’ meeting by a vote of the holders of a majority of the voting stock outstanding and entitled to vote in the election of Directors.

SECTION 2. President – The President shall be the chief executive officer and shall have the general management and control of the business affairs of the Corporation. The President shall preside at all meetings of the Stockholders and of the Directors and shall perform such other duties as may be delegated to him at any held Stockholders’ meeting or by the Board of Directors or as may be imposed by the law. It shall be the duty of the President, and he shall have the power to see to it, that all orders and resolutions of the Board are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Board a report of the operation of the Corporation for such year and a statement of its affairs, and he shall, from time to time, report to the Board all matters within his knowledge which the interests of the Corporation may require to be brought to its notice.

SECTION 3. Treasurer – The Treasurer shall be the chief financial officer of the Corporation and shall have control of the financial affairs of Corporation. He shall have custody of the funds, of the Corporate Seal, and of all the valuable papers of the Corporation. He shall keep the accounts of the Corporation in a clear manner, and he shall, at all times, when requested by the Directors, exhibit a true statement of the affairs of the Corporation. He shall, if required by the Directors, give a bond for the faithful discharge of his duties, at the expense of the Corporation, with satisfactory sureties in such penal sum as the Directors may determine, if so required by the Directors. Except as the Board of Directors may otherwise order, he shall sign and/or endorse all promissory notes, bills, checks, drafts, trade acceptances, and bankers’ acceptances, and he may execute all deeds, contracts, and agreements of the Corporation, but the Board of Directors may authorize any other officer or officers, or agent or agents, to sign any obligations, instruments, or papers on behalf of the Corporation, and/or may limit the authority of the Treasurer in any of said matters. The Treasurer shall perform such other duties as may be delegated to him by the Stockholders or the Directors or as may be imposed by law.

SECTION 4. Clerk – The Clerk shall keep the records of the Corporation, of its Stockholders, and of the Directors. Unless the Corporation, of its Stockholders, and of the Directors. Unless the Corporation has designated a Resident Agent in the matter provided by law, he shall be a resident of the Commonwealth of Massachusetts. He shall call special meetings of the Stockholders whenever requested by the President or by any two Directors, or by a person or persons owning at least ten (10%) percent of all stock entitled to vote, and he shall give notice of said meeting in the manner provided in ARTICLE III of these By-Laws. The Clerk shall perform such duties and have such powers additional to the foregoing as the Board shall designate.

SECTION 5. Delegation of Powers of Officers – In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, said Board may delegate the powers or duties of such officer to any other officer or to any Director for the time being.

SECTION 6. General Manager – The Board of Directors may appoint and remove a General Manager who shall have such powers and duties as may be delegated to him by the Board of Directors. The Board may delegate to the General Manager any of the powers and/or duties of any other offices of the Corporation. The General Manager need not be a Stockholder.

ARTICLE VI

DIRECTORS’ MEETINGS

SECTION 1. Annual Meeting – An annual meeting of the Directors of the Corporation shall be held immediately following the annual meeting of the Stockholders at the same place, and no notice of said meeting shall be required.

SECTION 2. Regular Meetings – Regular meetings may be held at such times and places as may be fixed by the Board of Directors. The Clerk shall send notice of the regular meetings, but such notice shall not be required to make such meetings valid.

Any or all special regular meetings of the Directors may be held within or outside the Commonwealth of Massachusetts.

SECTION 3. Special Meetings – The President, or any two (2) Directors, shall have the power to call a special meeting of the Board of Directors whenever, in his or their opinion, the interests of the Corporation so require.

SECTION 4. Notice and Waiver of Notice – Notice of any meeting of the Directors shall be given to each Director by the Clerk or the person calling the meeting, orally or in writing, specifying the purpose of the meeting. Notice mailed to each Directors’ usual or last known place of business or residence two (2) days at least before the meeting shall be sufficient notice in all cases, but any notice shall be sufficient which is given in time to enable the Directors to attend.

Any meeting shall be legal without notice when all the Directors are present or waive notice by writing filed with the records of the meeting.

SECTION 5. Quorum and Voting – The presence of a majority of the Board of Directors acting at a meeting duly assembled shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum exists shall be the act of the Board of Directors. If less than a quorum shall be present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting, without further notice, from time to time, until a quorum shall have been obtained.

SECTION 6. Written Assent of Directors to Directors’ Votes – The assent in writing of any Director to any vote or action of the Directors taken at any meeting, whether or not a quorum was present, shall have the same effect as if the Director so assenting were present at such meeting and voted in favor of such vote or action.

SECTION 7. Action by Consent – Any action required or permitted at any meeting of the Directors may be taken without a meeting if, prior to such action, a written consent thereto is signed by all the Directors and filed with the Corporate records. Such a consent shall be treated as a vote of the Directors for all purposes.

ARTICLE VII

IDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Each Director or officer, present or former, of the Corporation or of any other Corporation, a majority of the stock of which is owned by the Corporation, shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been such Director or officer, such expenses to include the cost of reasonable settlements (other than amounts paid by the Corporation itself) made with a view to curtailing costs of litigation. However, the Corporation shall not indemnify any Director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duties as such Director or officer, nor in regard to any matter on which any settlement or compromise is effected if the total expense, including the cost of such settlement, shall substantially exceed the expense of which might reasonably be incurred by such Director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer may be entitled as matter of law. In determining the reasonableness of any settlement, the judgment of the Board of Directors shall be final.

ARTICLE VIII

MAINTENANCE AND INSPECTION OF RECORDS

SECTION 1. The Corporation shall maintain in the Commonwealth of Massachusetts the original or attested copies of its Articles of Organization, By-Laws, and records of all meetings of Incorporators and Stockholders, as well as its stock and transfer records which shall contain the names of all Stockholders and the records address and amount of stock held by each. Such copies and records may be maintained at the principal office of the Corporation or an office of its transfer agent, or the office of the Clerk, and shall be open to all reasonable times to the inspection of any Stockholder for a proper purpose. The Directors may, from time to time, make reasonable regulations as to the time, place and manner of inspection by the Stockholders of such copies and records and the books, accounts, documents and other records of the Corporation.

ARTICLE IX

FISCAL YEAR

SECTION 1. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December next succeeding.

ARTICLE X

AMENDMENTS

SECTION 1. Subject to the provisions of the Articles of Organization, as they may be amended from time to time, these By-Laws may be altered, amended, or repealed at any Stockholders’ meeting by a vote of a majority of the stock issued and then outstanding and entitled to vote thereat.

FOREIGN AUTOPART, INC.

By-Laws adopted by Stockholders’

Written Consent

January 2, 1990

By: /s/Stephen J. Jatkin

Stephen J. Jatkin, President

By: /s/Stephen J. Jatkin

Stephen J. Jatkin, Treasurer